CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-262179 on Form S-3 and Registration Statement No. 333-263146 on Form S-8 of our report dated August 28, 2025, relating to the financial statements of Lucky Strike Entertainment Corporation appearing in this Annual Report on Form 10-K for the year ended June 29, 2025.

/s/ Deloitte & Touche LLP

Richmond, Virginia
August 28, 2025